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                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (the "Agreement") is made and entered into as of this ___ day of October, 1999, by and among THE ST. JOE COMPANY, a Florida corporation ("St. Joe"), and GRAN CENTRAL CORPORATION, a Florida corporation ("GCC").

         WHEREAS pursuant to that certain Distribution and Recapitalization Agreement of even date herewith by and between St. Joe and Florida East Coast Industries, Inc. (FEC) (the "Distribution Agreement") and subject to all the terms and conditions set forth in the Distribution Agreement, FEC intends to effect a Recapitalization as described therein and St. Joe intends to effect a Distribution as described therein ("Distribution"), and

         WHEREAS GCC, a wholly owned subsidiary of FEC, and St. Joe (and certain affiliates of each) intend to enter into certain real estate agreements ("Real Estate Agreements" as defined in the Distribution Agreement), including this Agreement each of which is to become effective only upon the Distribution Date, as defined in the Distribution Agreement ("Distribution Date"), except for the requirements set forth in Section 9.21 of this Agreement which are effective upon execution of this Agreement.

         WHEREAS GCC owns various parcels of real property located in the State of Florida and more particularly described on Exhibit A attached hereto (collectively the "GCC Properties"; individually, a "GCC Property").

         WHEREAS St. Joe owns various partnership interests in and parcels of real property in the State of Florida and more particularly described in Exhibit B attached hereto (collectively, "St. Joe Properties"; individually, a "St. Joe Property").

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         WHEREAS GCC and St. Joe have entered into this Agreement for the purpose of setting forth the terms and conditions under which, on or after the Distribute Date; (a) GCC and St. Joe will jointly own and develop the GCC Properties and the St. Joe Properties, (b) GCC and St. Joe may in the future jointly own and develop certain other properties; and (c) St. Joe, or its affiliates, will provide continuing management and development services to GCC and to the other properties jointly owned by GCC and St. Joe pursuant to the terms of this Agreement.

         WHEREAS GCC and St. Joe intend to enter into separate, single asset project partnership agreements for the purpose of owning and developing each parcel of property to be jointly developed.

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                    Development of GCC and St. Joe Properties

         1.1 GCC Properties. On the Effective Date (as hereinafter defined), GCC and St. Joe shall form and cause their respective affiliates to form, a limited partnership ("Project Partnership") under the terms and conditions of the limited partnership agreement attached as Exhibit D hereto ("Project Partnership Agreement") for each of the GCC Properties. Upon formation of such Project Partnerships, GCC shall cause each GCC Property to be contributed to a Project Partnership. Upon contribution of each GCC Property to a Project Partnership, GCC shall receive a credit to its capital account in each Project Partnership in an amount equal to the fair market value of the GCC Property


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contributed to that Project Partnership. The fair market value of such GCC
Property shall be determined by appraisal. Upon contribution of a GCC Property to a Project Partnership, St. Joe shall contribute to such Project Partnership cash in an amount equal to the fair market value of the GCC Property contributed by GCC to such Project Partnership.

         1.2 St. Joe Properties.

         (a) On the Effective Date, GCC and St. Joe shall form and cause their respective affiliates to form a Project Partnership pursuant to the Project Partnership Agreement for each of the St. Joe Properties. Upon formation of such Project Partnerships, subject to the provisions of Section 1.2(b) below, St. Joe shall cause each St. Joe Property to be contributed to a Project Partnership. Upon contribution of each St. Joe Property to a Project Partnership, St. Joe shall receive a credit to its capital account in each Project Partnership in an amount equal to the fair market value of the St. Joe Property contributed to that Project Partnership. The fair market value of such property shall be determined by appraisal. Upon contribution of a St. Joe Property to a Project Partnership, GCC shall contribute to such Project Partnership, cash in an amount equal to the fair market value of the St. Joe Property contributed by St. Joe to such Project Partnership.

         (b) It is the intention of the parties that St. Joe contributes to Project Partnerships real property and/or partnership interests in real property substantially equivalent in value to the fair market value of the GCC Properties contributed by GCC to Project Partnerships. As of the date of this Agreement, GCC has not performed sufficient due diligence to determine whether it desires to enter into Project Partnerships with respect to the St. Joe Properties listed on Exhibit B attached hereto that is, 355


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Alhambra ("Alhambra") and Legacy Point ("Legacy"). In the event that GCC determines that it does not desire to enter into a Project Partnership with respect to either Alhambra or Legacy, or both, it shall within thirty (30) days of the date of this Agreement, notify St. Joe in writing of such determination. GCC's failure to notify St. Joe of its rejection of either Alhambra or Legacy within such thirty-day period shall be deemed to be GCC's acceptance of such St. Joe Properties. In the event that GCC rejects either Alhambra or Legacy, St. Joe shall be obligated to present for consideration by GCC one or more substitute properties (each a "Substitute Property") for such rejected St. Joe Property, with at least one (1) Substitute Property being presented for GCC's consideration prior to the Effective Date. In the event a Substitute Property is proposed to and accepted by GCC, a Project Partnership shall be formed and the Substitute Property shall be contributed to a Project Partnership as set forth in Section 1.2(a). In the event that a Substitute Property is proposed to GCC and rejected by GCC, St. Joe may elect to submit GCC's rejection decision to arbitration pursuant to the provisions of Section 1.2(c) below. In the event that the arbitrator(s) determines that GCC's rejection of such Substitute Property was reasonable, St. Joe shall continue to be obligated to promptly using all commercially reasonable efforts present Substitute Properties for consideration by GCC. If on the other hand, the arbitrator(s) finds that GCC's rejection of such Substitute Property was not reasonable, (i) St. Joe shall be deemed to have satisfied its Property contribution obligation to the extent of the fair market value of such Substitute Property and St. Joe will continue to use commercially reasonable efforts to present additional Substitute Properties until it has met its requirements in this Section 1.2(b), and (ii) GCC shall elect within fifteen (15) days after the arbitrator(s) decision to either (a) enter into a Project Partnership with St. Joe on the Effective Date to jointly own and


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develop the Substitute Property or (b) pass on the opportunity to jointly own and develop with St. Joe the Substitute Property, in which latter event St. Joe shall be free to take whatever course of action it deems appropriate with respect to such Substitute Property, including proceeding to develop the Substitute Property in a manner that is competitive with any other Project Partnership. In all events, St. Joe's obligation to present Substitute Properties for consideration by GCC shall terminate three (3) years after the Effective Date.

         (c) In the event St. Joe challenges the reasonableness of the rejection by GCC of a Substitute Property, such matter shall be submitted to and settled by arbitration provided and conducted in accordance with the expedited procedures in the Commercial Rules as of the date of submission of the American Arbitration Association. In the event of any such arbitration, there shall be only one arbitrator(s) who shall be selected jointly by the parties. If the parties cannot agree to an arbitrator(s) within 15 days after either party demands arbitration, a panel of three arbitrators shall be selected in accordance with the Commercial Rules of the American Arbitration Association. Meetings with the arbitrator(s) shall be held in Jacksonville, Florida. The decision of the arbitrator(s) shall be binding upon the parties and shall not be subject to appeal. Each party shall bear its own expenses in connection with any arbitration proceeding hereunder. In making his, her or its decision on whether GCC was reasonable in rejecting a Substitute Property, the arbitrator or arbitrators shall consider as controlling factors regarding the issue of reasonableness whether the Substitute Property has present value and development potential and yield comparable to that of the GCC Properties.

         (d) In the event GCC rejects Alhambra or Legacy, or both, and Substitute Properties acceptable to GCC and sufficient to fulfill St. Joe's contribution obligation

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have not been identified by the Effective Date, GCC nonetheless shall be required to contribute on the Effective Date the GCC Properties to Project Partnerships pursuant to Section 1.1 and St. Joe shall be required to contribute on the Effective Date St. Joe Properties and Substitute Properties which have been accepted by GCC to Project Partnership pursuant to Section 1.2(b).

         1.3 Additional Partner Contributions. If, at the time of contribution of a parcel to a Project Partnership, there are ongoing improvements that have been and are being made to such parcel, the party which did not contribute the parcel shall, in addition to its obligation to contribute cash in an amount equal to the value of the parcel, be obligated to contribute cash equal to fifty percent (50%) of the investment by the other party in such improvements prior to the contribution of such parcel to the Project Partnership. If, at the time of contribution of a parcel to a Project Partnership, there exists recourse debt associated with ongoing improvements that have been or are being made to such parcel, the partner which did not contribute the parcel shall assume the obligation for its pro-rata share of such debt and any guarantees of such debt.

         1.4 Standstill. GCC and St. Joe agree to hold title to the GCC Properties and the St. Joe Properties, respectively, subject to this Agreement. Until such time as each GCC Property and St. Joe Property has been contributed to a Project Partnership or released from this Agreement as a result of GCC's rejection thereof pursuant to Section 1.2(b), the party owning such property shall not sell, transfer, pledge, encumber or otherwise dispose of such property (or any interest therein) without the prior written consent of the other party to this Agreement.

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                                    ARTICLE 2

                               Future Development

         2.1 Intentions of the Parties. St. Joe is currently evaluating the acquisition and development of the Coral Cables Property described in Exhibit C attached hereto ("Coral Gables Project"). GCC is currently negotiating through St. Joe pursuant to St. Joe's responsibilities under the Management Agreement dated as of January 1, 1998 between St. Joe and GCC, the acquisition of SouthPark II Property described in Exhibit C attached hereto with estimated entitlements to build 1.8 million square feet of office space (the "SouthPark II Project"). It is the expectation of GCC and St. Joe that the present value, development potential and yield of the Coral Gables Project and the SouthPark II Project are of substantially equal value. GCC and St. Joe intend to create a relationship whereby each entity, through affiliates or subsidiaries, will be a fifty percent partner in development projects that will be of substantially equal value presently contemplated to be the Coral Gables Project and the SouthPark II Project. It is presently unknown whether (a) St. Joe will acquire the Coral Gables Property or if it does, whether GCC will, after conducting due diligence, desire to be a 50% partner in the Coral Gables Project and (b) whether GCC will consummate the acquisition of the SouthPark II Property. St. Joe and GCC acknowledge that their respective decisions about acquisitions by St. Joe of the Coral Gables property and GCC's investment therein and by GCC about the SouthPark II Property will not happen at the same time and that the acquisition of the SouthPark II Property will likely happen first. The parties intend to create by the provisions herein a relationship that will facilitate the development of the property acquired while affording the parties the opportunity to identify, evaluate and decide upon opportunities including


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but not limited to the Coral Gables Project which have a substantially equivalent value to the SouthPark II Project

         2.2      SouthPark II.

         (a) St. Joe will continue to negotiate, on GCC's behalf, a purchase and sale agreement for the SouthPark II Property. Subject to the execution and consummation of an acceptable purchase and sale agreement, GCC or an affiliated limited liability company ("GCC LLC") to be established for the purpose of utilizing proceeds from a sale of other property pursuant to section 1031(d) of the Internal Revenue Code ("IRC"), shall purchase the SouthPark II Property. If GCC LLC purchases the SouthPark II Property then St. Joe will have the right to acquire an interest in GCC LLC corresponding to a right to participate in the development of fifty percent (50%) of the entitled floor area ratio ("FAR"), currently estimated at 900,000 square feet. If St. Joe agrees to acquire such interest then it shall contribute to the capital of GCC LLC an amount equal to fifty percent (50%) of the acquisition and closing costs for the SouthPark II Property, and GCC and St. Joe will enter into a LLC agreement with the same terms and conditions as a Project Partnership Agreement.

         2.3      St. Joe's Obligations

                  (a) St. Joe shall continue its review and determinations with respect to the Coral Gables Property. If St. Joe acquires the Coral Gables Property it will offer GCC a fifty percent (50%) partnership in the Coral Gables Project, which GCC in the exercise of commercially reasonable judgment may accept or reject.

                  During the period commencing on the Effective Date and ending three (3) years thereafter (the "Joint Development Period"), if: (i) St. Joe does not acquire the Coral Gables Property or (ii) if St. Joe acquires the Coral Gables Property and GCC does

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not accept the Coral Gables Project; or (iii) St. Joe acquires the Coral Cables
Property and GCC invests in the Coral Gables Project but GCC, in its reasonable judgment determines that the Coral Gables Property is not equivalent in total value to the SouthPark II Property, but only partially equivalent in value, then St. Joe shall use its commercially reasonable efforts to present to GCC other opportunities to participate in the ownership and development of land now owned or hereafter acquired by St. Joe the ("Equivalent Development Opportunity") substantially equivalent in value, in the aggregate, to the then fair market value of the SouthPark II Property (as if unimproved) and at least equivalent in development potential and yield to the SouthPark II Project. Upon GCC accepting Equivalent Development Opportunities as described herein then GCC and St. Joe will contribute the remaining SouthPark II property and the Equivalent Development Opportunities owned by St. Joe, and will execute a Project Partnership Agreement.

                  In the event that by the end of the Joint Development Period, GCC has not accepted Equivalent Development Opportunities presented by St. Joe the land value of which is, in the aggregate, substantially equivalent to the fair market value for the SouthPark II Property; including its development potential and yield, then in such event, at GCC's election upon written notice to St. Joe within sixty (60) days of the end of the Joint Development Period, St. Joe's right to participate in the ownership and development of any SouthPark II Property in excess of buildings totaling fifty percent (50%) of the entitled FAR square feet shall terminate at GCC's option

                  (b) GCC shall be commercially reasonable in its evaluation of any Equivalent Development Opportunity presented to it by St. Joe. In the event GCC rejects any such Equivalent Development Opportunity, St. Joe shall have the right to challenge


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such rejection and have the matter submitted to arbitration in accordance with the principles and procedures set forth in Section 1.2(b) and (c) above, except that the comparable property shall be the SouthPark II Property. In the event the arbitrator(s) determine that GCC's rejection of a Equivalent Development Opportunity was commercially reasonable, St. Joe shall continue to use commercially reasonable efforts to present Equivalent Development Opportunities to GCC. In the event the arbitrator(s) finds that GCC's rejection was not commercially reasonable, (i) St. Joe shall be deemed to have satisfied its obligation to present Equivalent Development Opportunities to the extent of the fair market value of the land comprising such Equivalent Development Opportunity and St. Joe will continue to use commercially reasonable efforts to present additional Substitute Properties until it has met its requirements in this
Section 2.3(b), and (ii) GCC shall elect within fifteen (15) days after the arbitrator(s) decision to either (a) enter into a Project Partnership with St. Joe to jointly own and develop the Equivalent Development Opportunity or (b) pass on the opportunity to jointly own and develop with St. Joe the Equivalent Development Opportunity, in which latter event St. Joe shall be free to take whatever course of action it deems appropriate with respect such Equivalent Development Opportunity, including proceeding to develop same in a manner that is competitive with any other Project Partnership.

                  (c) In the event that St. Joe presents to GCC one or more Equivalent Development Opportunities and GCC accepts any such Equivalent Development Opportunities, then in such event St. Joe and GCC shall enter into a Project Partnership with respect such Equivalent Development Opportunity. Upon formation of such Project Partnership, St. Joe shall receive a credit to its capital account in such Project Partnership an amount equal to the fair market value of such property and GCC shall contribute to


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such Project Partnership cash in an amount equal to the fair market value of such property. The fair market value of any property comprising a Equivalent Development Opportunity shall be determined by appraisal, unless such property is being purchased in order to proceed with such Development Opportunity in which event the fair market value shall be the acquisition cost.

                  (d) The GCC LLC, and any Project Partnership entered into pursuant to this Section 2.3,shall each enter into a Development Management Agreement and Property Management Agreement with St. Joe, or its affiliates, to provide development management services at four percent (4%) and property management services at two and a one-half percent (2 1/2%) for a period of three
(3) years from the Effective Date and, thereafter, at the then market rates unless different rates are mutually agreed to by GCC and St. Joe in writing.

         4. Future Development of Additional GCC Property. In addition to the GCC Property, GCC owns additional parcels of real property more particularly described on Exhibit E attached hereto (the "Additional GCC Properties") which GCC and St. Joe have identified as potential joint development opportunities.

         (a) During the three (3) years from the Effective Date, it is the intention of St. Joe to identify and acquire additional properties for development which are not currently owned by St. Joe (the "Additional St. Joe Properties") and to offer GCC a right to participate in the ownership and development of the Additional St. Joe Properties (a "St. Joe Development Opportunity"). In the event that GCC determines, in its sole discretion, to participate in a St. Joe Development Opportunity, then in such event GCC shall, in return, offer St. Joe a right to participate in the ownership and development of certain of the Additional GCC Properties corresponding in terms of value to the value of

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the St. Joe Opportunity. St. Joe and GCC shall at the time mutually agree as to which of the Additional GCC Properties shall be jointly owned and developed. With respect to any joint ownership and development of a Project under this
Section 4(a), and unless the parties otherwise agree, GCC and St. Joe, or its affiliates, shall have equal ownership interests therein. GCC and St. Joe shall enter into a Project Partnership Agreement, and the Project Partnership shall enter into a Development Management Agreement and a Property Management Agreement with St. Joe, or its affiliates, to provide development management services and property management services at the rates provided in Section 2.3(d) above. The right to participate set forth in this paragraph shall not be applicable to any Additional GCC Property or portion thereof which from and after the date hereof, GCC has sold, contracted to sell a controlling interest or contracted to develop, subject to St. Joe's rights to act as a development manager under the Development Management Services Agreement that will commence on the Effective Date pursuant to Section 6.1 below and to St. Joe's rights under 2.4(b) below.

         (b) In the event that, during the three-year period from the Effective Date, GCC determines to seek third-party cash equity investment in one or more of the Additional GCC Properties (a "GCC Development Investment Opportunity"), GCC shall deliver a notice (the "Development Notice") to St. Joe notifying it of the GCC Development Investment Opportunity and identifying all of the material terms of, and facts relating to, the investment sought by GCC in the GCC Development Investment Opportunity. For a period of thirty (30) days after receipt of such Development Notice (the "Development Notice Period"), St. Joe shall have the right to invest in such GCC Development Investment Opportunity upon the terms and conditions as set forth in the Development Notice. If St. Joe does not exercise the right granted hereunder with respect

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to a particular GCC Development Investment Opportunity, GCC will have the right to solicit and obtain third party equity investment on such terms as GCC and such third party investor may agree on, provided that GCC shall not contract with such third party investor on terms that are materially more advantageous to such third party investor than the terms offered to St. Joe. In addition, if GCC has not actively engaged in the development of such GCC Development Investment Opportunity within one year after St. Joe fails to exercise its right to participate or has not within such year entered into an agreement with a third party investor for such GCC Development Investment Opportunity and GCC, in its sole discretion, intends to pursue development of such GCC Development Investment Opportunity and decides to again seek third-party cash equity investment, then GCC shall be obligated to present such GCC Development Investment Opportunity to St. Joe to participate in again in accordance with the aforesaid thirty-day notice procedure. For the purpose of this section "actively engaged in development" shall mean the expenditure or commitment for expenditure of more than Two Hundred Fifty Thousand Dollars ($250,000) during such one-year period. With respect to any GCC Development Investment Opportunity in which St. Joe elects to participate under this Section 2.1(b), GCC and St. Joe shall enter into a Project Partnership Agreement as modified by the terms and conditions of the GCC Development Investment Opportunity and the Project Partnership shall enter into a Development Management Agreement and a Property Management Agreement with St. Joe, or its affiliates, to provide development management services and property management services at market based rates.

         (c) Notwithstanding the rights granted under this Section 2.4(b), those rights shall not apply to proposals or transactions that include other material considerations or

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material benefits beyond the investment of cash in a GCC Development Investment
Opportunity.

         (d) If St. Joe has declined to participate in greater than three GCC Development Investment Opportunities that each have a total development budget of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) and GCC is successful in attracting third party cash equity investment in such GCC Development Investment Opportunities in accordance with the provisions set forth herein, then GCC may terminate the right of St. Joe to invest as provided in (b) above and GCC shall have no further obligations to St. Joe under this right to invest. In addition, St. Joe shall have no right to invest with respect to the Additional GCC Properties which GCC has sold or contracted to sell.

                                    ARTICLE 3

                        Assignment and Institutional Debt

         3.1 By St. Joe. St. Joe shall not have the right to assign or transfer its rights or obligations under this Agreement or any interest therein without obtaining the prior written consent of GCC, which consent may be arbitrarily withheld for any reason or no reason at all. Notwithstanding the foregoing, St. Joe shall be permitted to assign its rights and obligations under this Agreement, without the consent of GCC, to affiliates and subsidiaries that are wholly-owned and controlled by St. Joe; provided, however, the assignor shall, as precondition of any such assignment, unconditionally guarantee the assignee's performance of the assignor's obligations hereunder.

         3.2 By GCC. GCC shall not have the right to assign or transfer its rights or obligations under this Agreement or any interest therein, without obtaining the prior written consent of St. Joe, which consent may be arbitrarily withheld for any reason or no


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reason at all. Notwithstanding the foregoing, GCC shall be permitted to assign its rights and obligations under this Agreement, without the consent of any other party to this Agreement, to affiliates and/or subsidiaries thereof that are wholly-owned and controlled by GCC; provided, however, the assignor shall, as precondition of any such assignment, unconditionally guarantee the assignee's performance of the assignor's obligations hereunder.

         3.3 Institutional Equity and Debt. GCC and St. Joe agree that the other party may transfer to an institutional investor up to fifty percent (50%) of its equity position in any development occurring on any of the properties they decide to jointly own and develop pursuant to this Agreement provided that no change in control in the transferring party occurs. GCC and St. Joe also agree that any proposed joint development described herein may include an amount of debt as may be agreed to from time to time by GCC and St. Joe.

                                    ARTICLE 4

                                Asset Management

         4.1 On the Effective Date, GCC and St. Joe shall execute and deliver the Amended and Restated Asset Management Agreement attached as Exhibit F hereto.

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                                    ARTICLE 5

                               Property Management

         5.1 On the Effective Date, GCC and St. Joe shall execute and deliver the Property Management and Leasing Agreement attached as Exhibit G hereto.

                                    ARTICLE 6

                             Development Management

         6.1 On the Effective Date, GCC and St. Joe shall execute and deliver to Development Management Services Agreement attached as Exhibit H hereto.

                                    ARTICLE 7

                                Hialeah Rail Yard

         7.1 On the Effective Date, St. Joe shall, and GCC shall cause Florida East Coast Railway Company to, execute and deliver the Florida East Coast Railway Agreement attached as Exhibit I hereto.

                                    ARTICLE 8

                                  Consideration

         8.1 Consideration. In consideration of the execution and delivery of the Amended and Restated Asset Management Agreement, the Property Management and Leasing Agreement and the Development Management Services Agreement, St. Joe shall pay to GCC the sum of Six Million Dollars ($6,000,000) in three (3) equal annual installments, the first installment being due and payable on the Effective Date and the next two installments on the first and second anniversary of the Effective Date, respectively. In the event St. Joe fails to pay any installment when due, and such failure continues for a period of thirty (30) days after written notice to such effect from GCC to St. Joe, GCC shall, in addition to its remedies at law or in equity, have the right to offset


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against fees next becoming due to St. Joe, or its affiliates, under the Property
Management and Leasing Agreement referred to in Section 5.1 hereof and the Development Management Services Agreement referred to in Section 6.1 hereof.

                                    ARTICLE 9

                                  Miscellaneous

         9.1 Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated herein by reference, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties which are merged into this Agreement.

         9.2 Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         9.3 Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent that it is contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

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         9.4 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

         9.5 Third Parties. Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         9.6 Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         9.7 No Construction Against Drafter. The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

         9.8 Brokers. Each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the


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indemnifying party. The provisions of this Section shall survive each conveyance of a parcel or assignment of partnership interests, as applicable, and the delivery of the deeds or assignments in connection therewith.

         9.9 Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         9.10 Outside Businesses. Except as expressly prohibited by the terms of this Agreement, nothing contained in this Agreement shall be construed to restrict or prevent, in any manner, any party or any party's representatives or principals from engaging in any other businesses or investments.

         9.11 Recordation. The parties agree not to record this Agreement or any memorandum or other evidence hereof in the public records of any jurisdiction. Any attempt to record this Agreement or any evidence hereof shall be deemed to be null and void and shall be deemed to be a Default under this Agreement.

         9.12 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         9.13 Enforcement Costs. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the parties shall be responsible for their own costs and expenses including, without limitation, fees of experts and attorneys.

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         9.14 Jurisdiction and Venue. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in St. Johns County or the United States District Court, Middle District of Florida. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         9.15 JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

         9.16 ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE


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

TRANSACTIONS GOVERNED BY THIS AGREEMENT, AND SPECIFICALLY WITH RESPECT TO THE TERMS OF SECTION 4.15, WHICH CONCERNS THE WAIVER OF EACH PARTY'S RIGHT TO TRIAL BY JURY.

         9.17 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         ST. JOE:
                  The St. Joe Company
                  c/o St. Joe Commercial, Inc.
                  David D. Fitch, President
                  Suite 400 du Pont Center
                  1650 Prudential Drive
                  Jacksonville, Florida 32207
                  Telephone:  904/396-6600
                  Telecopy:   904/396-4042

         with a copy to:
                  Robert M. Rhodes, Esq.
                  Executive Vice President and General Counsel
                  The St. Joe Company
                  1650 Prudential Drive, Suite 400
                  Jacksonville, Florida 32207

         GCC:

                  Robert W. Anestis, President
                  Gran Central Corporation
                  One Malaga Street, P.O. Drawer 1048
                  St. Augustine, Florida 32085-1048
                  Telephone:  904/826-2202
                  Telecopy:   904/826-2376

         with a copy to:
                  Heidi J. Eddins, Esq.
                  Secretary and General Counsel
                  Gran Central Corporation
                  One Malaga Street, P.O. Drawer 1048

              St. Augustine, Florida  32085-1048

or such other addresses as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         9.18 Confidentiality. No party hereto, without the written approval of the other party, during the period of time this Agreement is in effect or thereafter divulge to any person not a party hereto, other than its attorneys, accountants, employees and professional advisers, any information concerning the content of this Agreement, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval, or (iii) furnishing of such information is required by law; provided, however, that in the event of disclosure pursuant to (ii) or (iii) hereof, such disclosing party shall agree to provide prompt written notice to the other parties hereto prior to disclosure, if practicable, and to disclose only that portion of the confidential information which is legally required or otherwise necessary.

         9.19 Counterparts. This Agreement, and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appear on a single document. Any signature page of this Agreement or of such amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereof, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signatures pages.

         9.20 Survival. The provisions of this Agreement shall survive each conveyance of a parcel to a Project Partnership.

         9.21 Effective Date. Pursuant to that certain Distribution and Recapitalization Agreement (the "Distribution Agreement") of even date herewith by and between St. Joe and Florida East Coast Industries, Inc. ("FEC"), of which GCC is a wholly owned subsidiary, and subject to all the terms and conditions set forth in the Distribution Agreement, FEC intends to effect a recapitalization as described therein and St. Joe intends to effect a distribution as described therein (the "Distribution"). It is the intention of GCC and St. Joe and it is hereby agreed that, except solely for the provisions of Section 1.2(b), (c) and (d) regarding due diligence by GCC and the proffering of Substitute Property by St. Joe, this Agreement shall not become legally effective unless and until the Distribution Date shall occur, as that term is described in the Distribution Agreement (herein the "Effective Date"). If for any reason whatsoever the Distribution Agreement is terminated or the Distribution does not occur by August 1, 2000, this Agreement including all Exhibits hereto shall be of no further force and effect and neither GCC (including affiliates) nor St. Joe (including affiliates) shall have any further rights or obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

 WITNESS:                             GRAN CENTRAL:

/s/ Heidi J. Eddins                   GRAN CENTRAL CORPORATION,
--------------------------------      a Florida corporation

Name: Heidi J. Eddins
      --------------------------
                                      By: /s/ Robert W. Anestis
                                         -----------------------------------

/s/ Lawrence Paine                        Name: Robert W. Anestis
--------------------------------                ----------------------------

Name: Lawrence Paine                      Title: Chairman
      --------------------------                 ---------------------------

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                          THE ST. JOE COMPANY, a Florida
                                            corporation
/s/   Lawrence Paine
--------------------------------
Name: Lawrence Paine
      --------------------------

                                          By: /s/   Peter S. Rummell
                                              --------------------------------
/s/   Joan Tannous                            Name:  Peter S. Rummell
--------------------------------                     -------------------------
Name: Joan Tannous                            Title: Chairman
      --------------------------                     -------------------------

                                   EXHIBIT "A"

                                  GCC PROPERTY




Deerwood North (2 parcels as shown on Exhibit A-1)

SouthPark (2 parcels as shown on Exhibit A-2)

Union Planters Call Center

Beacon Station - Section 6 (2 parcels as shown on Exhibit A-3)

                                   EXHIBIT "B"

                                ST. JOE PROPERTY



Legacy Point  (all phases)

355 Alhambra

                                   EXHIBIT "C"

                   CORAL GABLES PARCEL AND SOUTHPARK II PARCEL

                                   EXHIBIT "D"

                       FORM PROJECT PARTNERSHIP AGREEMENT

                                   EXHIBIT "E"

                            ADDITIONAL GCC PROPERTIES



duPont Center (as shown on Exhibit E-1)

Deerwood North (as shown on Exhibit E-2)

GranPark at Jacksonville (as shown on Exhibit E-3)

Beacon Station - Section 6 (as shown on Exhibit E-4)

Miami CBD (as shown on Exhibit E-5)

                                   EXHIBIT "F"

                 AMENDED AND RESTATED ASSET MANAGEMENT AGREEMENT

                                   EXHIBIT "G"

                    PROPERTY MANAGEMENT AND LEASING AGREEMENT

                                   EXHIBIT "H"

                    DEVELOPMENT MANAGEMENT SERVICES AGREEMENT

                                   EXHIBIT "I"

                      FLORIDA EAST COAST RAILWAY AGREEMENT